UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                 _______________

                                    FORM 8-K

                                  CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                 Date of Report (Date of earliest event reported)
                        February 28, 2006 (February 22, 2006)
                                 _______________

                        DIALYSIS CORPORATION OF AMERICA
          (Exact name of registrant as specified in its charter)

          Florida                       0-8527                59-1757642
(State or other jurisdiction          (Commission           (IRS Employer
      of incorporation)               File Number)        Identification No.)

1302 Concourse Drive, Suite 204, Linthicum, MD                  21090
   (Address of principal executive offices)                  (Zip Code)

     Registrant's telephone number, including area code: (410) 694-0500

                                 _______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry Into a Material Definitive Agreement

     Dialysis Corporation of America (the "Company") finalized a new five-year employment agreement with Stephen W. Everett, its President and CEO, agreed to in principle and effective January 3, 2006. His original employment agreement expired December 31, 2005. The agreement continues Mr. Everett's employment as President and CEO of the Company, and the Company shall propose Mr. Everett to shareholders for reelection to the board throughout the term. Mr. Everett's compensation for the first year is $275,000, and thereafter increases each year by a minimum of $10,000 per year. Mr. Everett is eligible for cash bonuses as determined by the Compensation Committee and recommended to the board based upon contributions made by Mr. Everett, and also in relation to contributions made by and bonuses to be paid to other senior executive officers. The granting of any bonus also considers the Company's performance over the year. Other aspects of the employment agreement include:

     * the grant of 10,000 shares of stock, with the potential of an additional 30,000 shares of stock, to be issued 10,000 shares per year for the next three years provided satisfaction of certain patient census criteria; issuance of such shares is subject to shareholder approval
     * participation in benefit plans and programs available to other senior executives
     *  reimbursement for business expenses
     * indemnification for services to the Company and its subsidiaries, to the fullest extent allowed by law
     * non-competition with the Company during the term of the employment agreement and for a period of one year after termination, which includes not diverting business from or soliciting any officers, directors, employees, suppliers, physicians or others, away from or terminating their relationships with the Company
     *  restrictions regarding confidential and proprietary information
     * severance payments (one year salary, expenses, benefits, stock grants to the extent earned) for termination upon death, disability, by the Company without cause, by Mr. Everett for good reason, or change in control (two years salary and accelerated vesting of up to 30,000 shares); no severance for termination for cause

     The description of the terms of the agreement is qualified in its entirety by reference to the Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.


Item 9.01 Financial Statements and Exhibits

     (d) Exhibits

         (10) Material Contracts

              10.1 Employment Agreement between the Company and Stephen W.
                   Everett dated February 22, 2006

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                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       DIALYSIS CORPORATION OF AMERICA

                                           /s/ Stephen W. Everett
                                       By---------------------------------
                                           STEPHEN W. EVERETT
                                           President and Chief Executive
                                           Officer

Dated:  February 28, 2006

                                 EXHIBIT INDEX

10.1 Employment Agreement between the Company and Stephen W. Everett dated February 22, 2006